TAX DISAFFILIATION AGREEMENT


     THIS TAX DISAFFILIATION AGREEMENT, dated as of June 3, 1997, is made and entered into by and between COMSAT Corporation, a District of Columbia corporation ("COMSAT"), and Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), and supersedes the Tax Sharing Agreement dated as of December 18, 1995 by and between COMSAT and Ascent (the "Tax Sharing Agreement"), as of the date specified in and subject to the conditions of
Article XII hereof.

                                 RECITALS

     WHEREAS, COMSAT is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Ascent is a member of such affiliated group; and

     WHEREAS, the affiliated group of which COMSAT is the common parent and Ascent is a member files a consolidated Federal income tax return pursuant to Code Section 1501; and

     WHEREAS, the parties hereto contemplate that COMSAT will make a distribution (the "Distribution") with respect to its common stock of all of the common stock of Ascent held by COMSAT pursuant to the Distribution Agreement, dated as of the date hereof, by and between COMSAT and Ascent (the "Distribution Agreement"); and

     WHEREAS, COMSAT and Ascent desire to provide for the allocation of liabilities, procedures to be followed, and other matters with respect to certain taxes in the event the Distribution takes place.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1. "Adjustment" shall mean the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence,

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resulting  from an adjustment  made or proposed by a Taxing  Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purpose of determining such deemed increase or decrease in a Tax, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates.

     2. "Affiliate" shall mean, with respect to any Person, any partnership, joint venture, corporation, limited liability company, trust, unincorporated association, or other entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.

     3. "After-Tax Basis" in reference to an Article VI Indemnity Payment shall mean an amount that, after (i) subtraction of the aggregate additional Taxes incurred or to be incurred by the party receiving the
Article VI Indemnity Payment as a result of the receipt of such payment and
(ii) addition of the tax benefit to the party receiving the Article VI Indemnity Payment on account of the Adjustment to which such Article VI Indemnity Payment relates, is equal to the amount of the correlative Adjustment. "After-Tax Basis" in reference to an Article VI Benefit Payment shall mean an amount that, after (i) addition of the aggregate additional Taxes incurred or to be incurred by the party making the Article VI Benefit Payment on account of the Ascent Tax Benefit or the COMSAT Tax Benefit to which such Article VI Benefit Payment relates and (ii) subtraction of the tax benefit to the party making the Article VI Benefit Payment as a result of the making of such payment, is equal to the amount of the correlative Ascent Tax Benefit or COMSAT Tax Benefit. For purpose of determining such additional taxes incurred or to be incurred and such tax benefit, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the
Article VI Indemnity Payment or Article VI Benefit Payment relates; and (b) such determination shall be made without regard to whether any actual additional taxes or tax benefit will in fact be realized with respect to the Return to which such payment relates.

     4. "Agreement" shall mean this Tax Disaffiliation Agreement, including any schedules, exhibits and appendices attached hereto.

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     5.  "Article  VI  Benefit  Payment"  shall  mean a payment  made under section 2 of Article VI hereof that is a payment with respect to an Ascent Tax Benefit or a COMSAT Tax Benefit.

     6.  "Article VI  Indemnity  Payment"  shall mean a payment  made under section 2 of Article VI hereof that is an indemnity payment with respect to an Ascent Tax Adjustment or a COMSAT Tax Adjustment.

     7. "Ascent Consolidated Group" shall mean, for any taxable year prior to the Distribution, the affiliated group of corporations of which Ascent would be the common parent for consolidated Federal income tax return filing purposes if it were not a subsidiary of COMSAT, and, as of the Distribution Date and thereafter, the affiliated group of corporations of which Ascent will be the common parent for consolidated Federal income tax return filing purposes, and any other corporations that are or become members of such affiliated group. If, subsequent to the Distribution, Ascent ceases to be the common parent of an affiliated group, "Ascent Consolidated Group" shall refer to the affiliated group of which Ascent or a successor is a member or, in the event that Ascent ceases to be either the common parent or a member of any affiliated group, to Ascent or a successor. To the extent required to carry out the intent of any provision of this Agreement, "Ascent Consolidated Group" shall also refer to any corporation that, subsequent to the Distribution, leaves the affiliated group of which Ascent is the common parent or otherwise a member.

     8. "Ascent Tax Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the Ascent Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Ascent Tax Adjustment.

     9. "Ascent Tax Benefit" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the Ascent Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Ascent Tax Benefit.

     10. "Base Rate," with respect to any Person, shall mean the highest marginal interest rate paid by that Person on such Person's outstanding

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indebtedness  for  borrowed  money in effect from time to time,  or, if the
Person does not have indebtedness for borrowed money, ten percent per annum.

     11. "Code" shall have the meaning set forth in the Recitals to this Agreement.

     12. "Combined Consolidated Group" shall mean for any taxable year the affiliated group of corporations comprised of the COMSAT Consolidated Group and the Ascent Consolidated Group.

     13. "Combined Consolidated Return" shall mean a consolidated Federal income tax return filed for the Combined Consolidated Group.

     14. "COMSAT Consolidated Group" shall mean for any taxable year the affiliated group of corporations of which COMSAT is the common parent, and any other corporations which become members of the affiliated group, but excluding members of the Ascent Consolidated Group. If, subsequent to the Distribution, COMSAT ceases to be the common parent of an affiliated group, "COMSAT Consolidated Group" shall refer to the affiliated group of which COMSAT or a successor is a member or, in the event that COMSAT ceases to be either the common parent or a member of any consolidated group, to COMSAT or a successor.

     15. "COMSAT Tax Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the COMSAT Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any COMSAT Tax Adjustment.

     16. "COMSAT Tax Benefit" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the COMSAT Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any COMSAT Tax Benefit.

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     17.  "Controlling  Party"  shall  mean  the  member  of  the  Combined
Consolidated Group, that filed, or, if a Return was not filed, was required pursuant to this Agreement to file a Return that is the subject of any Tax Contest, or any successor and/or assign of any of the foregoing.

     18. "Distribution" shall have the meaning set forth in the Recitals to this Agreement.

     19. "Distribution Agreement" shall have the meaning set forth in the Recitals to this Agreement.

     20. "Distribution Date" shall mean the date the Distribution becomes effective pursuant to the Distribution Agreement.

     21. "Federal Income Taxes" and "Federal Income Tax Liability" shall mean the taxes imposed by sections 11, 55, 59A, and 1201(a) of the Code, or any successor provisions to such sections and any other income-based U.S. Federal taxes which are hereinafter imposed upon corporations.

     22. "Final Determination" shall mean the final resolution of liability for any Tax for a Taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the Taxing Authority, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final
Determination: (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable;
(iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code (or any successor provisions thereto), or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Taxing Authority; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

     23. "Group" shall mean the COMSAT Consolidated Group or the Ascent Consolidated Group.

     24. "Income Taxes" shall mean Federal Income Taxes and other Taxes that are imposed on or measured by net income and not gross receipts or sales.

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     25. "Indemnified Party" shall have the meaning set forth Article VIII, section 1 of this Agreement.

     26. "Indemnifying Party" shall have the meaning set forth in Article VIII, section 1 of this Agreement.

     27. "Interested Party" shall mean COMSAT or any other member of the COMSAT Consolidated Group, or Ascent or any other member of the Ascent Consolidated Group (including any successor and/or assign of any of each of the foregoing), as the case may be, to the extent (a) such Person is not the  Controlling  Party with respect to a Tax Contest;  and (b) such Person
(i) may be liable for, or required to make, any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; or (ii) may be entitled to receive any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; provided, however, that in no event shall a member of either the COMSAT Consolidated Group or the Ascent Consolidated Group, as the case may be, be an Interested Party in a Tax Contest in which another member of its Group is the Controlling Party with respect to the Tax Contest.

     28. "IRS" shall mean the Internal Revenue Service.

     29. "Person" shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association, any other entity, or a government or any department or agency or other unit thereof.

     30.  "Post-Affiliation  Year"  shall  have the  meaning  set  forth in
Article III, section 3.

     31. "Regulations" or "Treas. Reg." shall mean the final or temporary U.S. Treasury regulations in effect from time to time.

     32. "Restructuring Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each Taxable period or portion of a Taxable period that are attributable to, or as a result of, the Distribution.

     33. "Return" shall mean any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     34. "Straddle Period" shall mean any Taxable period of the Combined Consolidated Group (or any member thereof) that includes but does not end on the Distribution Date, other than a Taxable Period that begins on the Distribution Date.

     35. "Tax" (and, with correlative meanings, "Taxes" and "Taxable") shall mean, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or any other tax, custom, tariff, impost, levy, duty, government fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.

     36. "Taxing Authority" shall mean any government or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

     37. "Tax Contest" shall mean, without limitation, any audit, examination, claim, suit, action or other proceeding relating to Taxes in which an Adjustment to Taxes may be proposed, collected or assessed and in respect of which an indemnity payment, reimbursement, other payment, or entitlement to receive or retain tax benefits may be sought under or arises pursuant to this Agreement.

     38. "Tax Sharing Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                                ARTICLE II

                                  RETURNS

     1. COMSAT shall have the sole and exclusive responsibility for the preparation and filing of the consolidated U.S. Federal income tax return of the Combined Consolidated Group, including any amended returns and any other returns, documents, or statements required to be filed with the IRS with respect to the determination of the Federal Income Tax Liability of the Combined Consolidated Group. All returns shall be filed by COMSAT on a timely basis, taking into account extensions of the due date for the filing of such returns.

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     2. The Ascent  Consolidated  Group shall  continue to join in filing a consolidated Federal income tax return with the COMSAT Consolidated Group for all such taxable years for which the Ascent Consolidated Group is eligible to do so under the Code and the Regulations, unless COMSAT shall request and be granted permission to discontinue filing on a consolidated basis or shall otherwise properly elect not to file on a consolidated basis in any particular case.

     3. COMSAT shall make all Federal income tax payments, including estimated payments, with respect to consolidated tax returns of the Combined Consolidated Group, and COMSAT shall have the right to exercise all powers of a common parent with respect to filing the consolidated Federal income tax returns as are conferred on it by the Regulations.

     4. COMSAT shall be the sole and exclusive agent of the Ascent Consolidated Group and any member of such group in any and all matters relating to the U.S. Federal Income Tax Liability of the Combined
Consolidated Group for all consolidated return years. After consultation with Ascent with respect to all Returns in which Ascent joins, COMSAT shall, inter alia, have the right with respect to any Federal consolidated returns which it files (a) to determine (i) the manner in which such returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (ii) whether any extensions of the due dates for filing of such returns or of the applicable statutes of limitations may be requested and (iii) the elections that will be made by any member of the Combined Consolidated Group, (b) to file and prosecute any claim for refund and (c) to determine whether any refunds, to which the Combined Consolidated Group may be entitled, shall be paid by way of refund or credited against the tax liability of the Combined Consolidated Group. Ascent hereby irrevocably appoints COMSAT as its agent and attorney-in-fact to take such action (including the execution of documents) as COMSAT may deem appropriate to effect the foregoing.

     5. COMSAT shall, in its sole discretion, determine whether it is appropriate to make any elections pursuant to Treas. Reg. Sections 1.1502-76(b)(2)(ii) or (iii). Ascent and each member of the Ascent Consolidated Group shall file with their Returns all statements required to effectuate any such election.

     6. (a) Subject to section 4 of this Article II, COMSAT shall, on behalf of the Combined Consolidated Group (or any member thereof), prepare and file or cause to be prepared and filed all Returns of the Combined Consolidated Group (or any member thereof) (i) with respect to any Taxable period ending prior to January 1, 1997, and (ii) with respect to Income Taxes for (x) any Taxable period beginning after December 31, 1996, and ending on or before the Distribution Date and (y) any Straddle Period. Subject to Article III, Article V, and Article VI hereof, COMSAT shall pay or cause to be paid all Taxes shown to be due and payable on such Returns.

          (b) COMSAT shall prepare and file or cause to be prepared and filed all Returns of the COMSAT Consolidated Group (or any member thereof) for any Taxable period beginning on or after the Distribution Date and shall pay or cause to be paid all Taxes shown to be due and payable by the COMSAT Consolidated Group (or any member thereof) on such Returns. Ascent shall prepare and file or cause to be prepared and filed all Returns of the Ascent Consolidated Group (or any member thereof) (i) with respect to any Taxable period beginning after December 31, 1996, other than Returns with respect to Income Taxes for (x) any Taxable period beginning after December 31, 1996, and ending on or before the Distribution Date and (y) any Straddle Period, and (ii) for any Taxable period beginning on or after the Distribution Date, and shall pay or cause to be paid all Taxes shown to be due and payable by the Ascent Consolidated Group (or any member thereof) on such Returns.

          (c) All Taxes other than the Taxes  discussed  in Article III and
Article V hereof shall be paid by the entity that incurs such Taxes. In the event COMSAT has paid any such Taxes as agent for a member of the Ascent Consolidated Group, such member shall reimburse COMSAT therefor.

                                ARTICLE III

              CALCULATION AND PAYMENT OF TAX SHARING PAYMENTS

     1. For each taxable year for which COMSAT files a Combined Consolidated Return, Federal Income Tax Liability shall be allocated among the members of the Combined Consolidated Group in the same manner as the applicable methods in effect under Treas. Reg. Section 1.1552-1 for such year, provided that the Combined Consolidated Group shall in any event be treated as having elected the percentage method under Treas. Reg. Section 1.1502-33(d)(3), utilizing a fixed percentage of 100 percent.

     2. a. Prior to March 15 following each taxable year for which a Combined Consolidated Return is filed, COMSAT may prepare a preliminary tax calculation ("Preliminary Tax Calculation") for such taxable year. Ascent shall pay to COMSAT by such March 15 the amount, if any, of the Federal Income Tax Liability (allocated as provided in Section 1 of this Article
III) of the Ascent Consolidated Group determined pursuant to the Preliminary Tax Calculation.

          b. Within 10 days after the date on which a Combined Consolidated Return for the taxable year is filed, Ascent shall make a payment to COMSAT in an amount equal to the amount, if any, by which the Federal Income Taxes

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actually  paid by COMSAT with  respect to such  taxable  year (which may be zero), but not including any amount received by COMSAT from Ascent pursuant to paragraph (a) of this Section 2, exceed the Federal Income Tax Liability allocated to members of the COMSAT Consolidated Group under Section 1 of this Article (which may be a negative amount). No interest shall be payable in respect of any amount payable to COMSAT pursuant to the preceding sentence.

          c. Within 10 days after the date on which a Combined Consolidated Return for the taxable year is filed, COMSAT shall make a payment to Ascent in an amount equal to the amount, if any, by which the amounts (which may be zero) actually paid by Ascent to COMSAT pursuant to paragraph (a) of this Section 2 exceed the Federal Income Tax Liability allocated to members of the Ascent Consolidated Group under Section 1 of this Article (which may be a negative amount). No interest shall be payable in respect of any amount payable to Ascent pursuant to the preceding sentence.

          d. It is the intention of the parties hereto that the interpretation of paragraphs (b) and (c) of this section 2 of Article III be consistent with the results reflected in their previous computations made and course of dealing under paragraphs (b) and (c) of section 2 of
Article III of the Tax Sharing Agreement as heretofore in effect.

          e. COMSAT shall furnish to Ascent the Preliminary Tax Calculation (if any) no later than 10 days prior to March 15 of the year following the taxable year, and shall furnish to Ascent the allocation of tax liability under Section 1 of this Article no later than 10 days before the Combined Consolidated Return for the taxable year is filed.

          f. The provisions of this section 2 shall not apply to Returns governed by section 6(b) of Article II hereof.

     3. If, for any taxable year beginning on or after the Distribution Date ("Post-Affiliation Year"), a member of the Ascent Consolidated Group (or a successor to such member) incurs net operating losses that could be carried back to a Combined Consolidated Return, the common parent of the affiliated group of which such member of the Ascent Consolidated Group (or a successor to such member) is a member for such Post-Affiliation Year shall timely make an irrevocable election pursuant to Treas. Reg. Section 1.1502-21T(b)(3)(i) (or successor regulation) to relinquish the entire carryback period with respect to such net operating losses. Regardless of whether the common parent of the affiliated group of which such member (or its successor) is a member for such Post-Affiliation Year timely makes such irrevocable election, COMSAT shall have no payment obligation in respect of any such net operating losses incurred by such member of the Ascent Consolidated Group in any Post-Affiliation Year.


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     4. If, in any  Post-Affiliation  Year, a net capital loss,  excess tax credit or any other tax attribute of a member of the Ascent Consolidated Group is carried back and actually utilized in a Combined Consolidated Return, COMSAT shall pay such member an amount equal to the actual reduction in tax resulting from the utilization of such tax attribute; provided however, that if such utilization is subsequently displaced by other tax attributes, a recomputation shall be made and such member shall repay to COMSAT any amount necessary to reflect the actual utilization of such tax attribute following such displacement. Any payments made under this Section 4 shall reflect interest under Article IV to the extent that interest is actually paid to or received from the Internal Revenue Service with respect to the utilization of such attribute.

     5. Subsequent to the Distribution, a payment shall be made between COMSAT and Ascent to reflect the difference, if any, between the amount of alternative minimum tax credit allocated to any member of the Ascent Consolidated Group under Prop. Treas. Reg. Section 1.1502-55(h)(6) or successor provisions and the allocable amount of alternative minimum tax paid by such member (and not subsequently credited against regular tax) as reflected in the prior sections of this Article III. Such payment shall be made no later than 10 days after the filing of the Combined Consolidated Return for the taxable year that includes the Distribution Date.

                                ARTICLE IV

                                 INTEREST

     1. Interest required to be paid by or to Ascent pursuant to this Agreement shall, unless otherwise specified, be computed at the rate and in the manner provided in the Code for interest on underpayments (including large corporate underpayments, if applicable) and overpayments, respectively, of Federal income tax for the relevant period.

     2. Any interest charge required to be paid by or to Ascent pursuant to this Agreement with respect to any state or local income tax or franchise tax return shall be computed at the rate and in the manner as provided under the applicable state or local statute for interest on underpayments and overpayments of such tax for the relevant period.

                                 ARTICLE V

                            STATE & LOCAL TAXES

     The principles expressed with respect to the Combined Consolidated Group Federal income tax matters throughout this Agreement (including

Article II, Article VI, and Article X) shall apply with equal force and effect to state and local income and franchise Tax matters to the extent such Taxes are determined on a combined or consolidated basis, including the preparation and filing of state and local income tax and franchise tax Returns required to be filed by the Combined Consolidated Group.

                                ARTICLE VI

                              INDEMNIFICATION

     1. (a) COMSAT hereby agrees to indemnify and hold each member of the Ascent Consolidated Group harmless with respect to any Federal Income Tax Liability of the Combined Consolidated Group where such liability arises solely by reason of the member being severally liable for any taxes of the COMSAT Consolidated Group pursuant to Treas. Reg. Section 1.1502-6.

          (b) Ascent hereby agrees to indemnify and hold each member of the COMSAT Consolidated Group harmless with respect to any Federal Income Tax Liability of the Combined Consolidated Group where such liability arises solely by reason of the member being severally liable for any taxes of the Ascent Consolidated Group pursuant to Treas. Reg. Section 1.1502-6.

          (c) Ascent hereby agrees to indemnify and hold each member of the COMSAT Consolidated Group harmless from and against any and all liabilities, claims and expenses resulting from any action or failure to act on the part of Ascent or any member of the Ascent Consolidated Group that is in contravention of the provisions of this Agreement.

          (d) COMSAT hereby agrees to indemnify and hold each member of the Ascent Consolidated Group harmless from and against any and all liabilities, claims and expenses resulting from any action or failure to act on the part of COMSAT or any member of the COMSAT Consolidated Group that is in contravention of the provisions of this Agreement.

     2. (a) (i) Except as provided in paragraph (ii) of this section 2(a) of Article VI, Ascent shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the COMSAT Consolidated Group on an After-Tax Basis against any and all Ascent Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of the Ascent Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof). Except as provided in section 3 of Article III, Ascent shall be entitled to receive on an After-Tax Basis the amount of any Ascent

Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of the Ascent Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof).

               (ii) Ascent shall not be required to indemnify COMSAT for any penalty or addition to tax in the nature of a penalty (but shall nevertheless indemnify COMSAT for tax and interest as otherwise provided herein) imposed with respect to an item in a return that was prepared by COMSAT, unless Ascent (x) provided COMSAT with erroneous or incomplete information that resulted in the imposition of such penalty, or (y) was consulted with respect to, or allowed to review prior to filing, the treatment of such item in the return and did not expressly request COMSAT to alter the treatment of the item giving rise to the penalty in a manner that would have caused such penalty not to be imposed.

          (b) (i) COMSAT shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the Ascent Consolidated Group on an After-Tax Basis against any and all COMSAT Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of the Ascent Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof). COMSAT shall be entitled to receive on an After-Tax Basis the amount of any COMSAT Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of the Ascent Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof).

               (ii) COMSAT shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the Ascent Consolidated Group on an After-Tax Basis against any penalty or addition to tax in the nature of a penalty imposed with respect to an item in a return that was prepared by COMSAT, unless Ascent (x) provided COMSAT with erroneous or incomplete information that resulted in the imposition of such penalty, or (y) was consulted with respect to, or allowed to review prior to filing, the treatment of such item in the return and did not expressly request COMSAT to alter the treatment of the item giving rise to the penalty in a manner that would have caused such penalty not to be imposed.

     3. (a) The indemnification provisions of this Agreement shall supplement the indemnification provisions of the Distribution Agreement. In particular, the Distribution Agreement provides for indemnification with respect to any Restructuring Adjustment.

     (b) To the extent there is any conflict between the indemnification provisions of this Agreement and the indemnification provisions of the Distribution Agreement, the indemnification provisions of the Distribution Agreement shall control.

                                ARTICLE VII

                               TAX CONTESTS

     1. The Controlling Party shall promptly notify all Interested Parties of (a) the commencement of any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement; and
(b) any Final Determination made with respect to any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive any indemnity payment, reimbursement or other payment under this Agreement. The failure of a Controlling Party to promptly notify any Interested Party as specified in the preceding sentence shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement.

     2. The Controlling Party shall have the right to contest, litigate, compromise and settle any Adjustment that is made or proposed in a Tax Contest; provided, however, that the prior written consent of each Interested Party shall be required, which consent may not be unreasonably withheld. The Controlling Party shall permit each Interested Party and the counsel of its choice to participate in any such contest, litigation, compromise or settlement of any Adjustment in a Tax Contest. All costs, including legal and accounting expenses, of any Tax Contest are to be borne by the party incurring such costs.


                               ARTICLE VIII

                           PROCEDURE AND PAYMENT

     1. Any Person entitled to any indemnification, reimbursement or other payment under this Agreement with respect to the amount of any Adjustment that has become immediately due and payable (the "Indemnified Party") shall notify in writing the Person against whom such indemnification, reimbursement or other payment is sought (the "Indemnifying Party") of its right to and the amount of such indemnification, reimbursement or other payment; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability and/or obligation which it may have to an Indemnified Party on account of the provisions contained in this Agreement, and in no event shall such failure relieve the Indemnifying Party from any other liability or obligation which it may have to such Indemnified Party. Except as otherwise provided in this Agreement, the Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within [ten] days of the receipt of the written notice specified in the preceding sentence.

     2. Any indemnity payment, reimbursement or other payment required to be made pursuant to this Agreement by an Indemnifying Party to an Indemnified Party shall be made by wire transfer of immediately available funds to such bank and/or other account of the Indemnified Party as from time to time the Indemnified Party shall have directed the Indemnifying Party in writing, or in such other manner as the Indemnified Party may direct in writing.

     3. Any indemnity payment, reimbursement or other payment required to be made by an Indemnifying Party pursuant to this Agreement shall bear interest, from the date such payment is due under this Agreement until payment in full is received by the Indemnified Party, at [a rate per annum equal at all times to 4% per annum above the Base Rate then in effect of the Person obligated to make such payment]. In the event that the rate provided for in the preceding sentence exceeds the maximum rate allowed by applicable law, the maximum legal interest rate shall apply.

                                ARTICLE IX

                                COOPERATION

     1. COMSAT and Ascent shall provide each other with such assistance and documents, without charge and in a timely fashion, as may be reasonably requested by such person in connection with (i) the preparation of any Return, (ii) the conduct of any Tax Contest, (iii) any matter relating to Taxes of any shareholder of COMSAT, or (iv) any other matter that is the subject of this Agreement. Such assistance shall include, without limitation: (i) the prompt provision of books, records, Returns, documentation or other information relating to any relevant Return; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Return, or in connection with any Tax Contest, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; and (iii) the use of reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

     2. COMSAT and each other member of the COMSAT Consolidated Group, and Ascent and each other member of the Ascent Consolidated Group, shall retain or cause to be retained all Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) with respect to the Taxable periods to which such Returns and other documents relate or until the expiration of any additional period that either COMSAT or Ascent, as the case may be, may reasonably request in writing with respect to specifically designated material records or documents. If COMSAT or Ascent intends to destroy any material and relevant records or documents, it shall provide the other party with advance notice and the opportunity to copy or take possession of such records or documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or documents must be retained.

                                 ARTICLE X

                            PARTNERSHIPS, ETC.

     In the case of any partnership, limited liability company, or other Person that is not treated as a corporation under the Code and for that reason is not a member of the COMSAT Consolidated Group or the Ascent Consolidated Group:

     1. Responsibility for filing the Returns and payment of Taxes of such Person under Articles II, III, and V of this Agreement shall be determined as if such Person were a corporation.

     2. Such Person shall, for other purposes of this Agreement, be treated as a member of the Combined Consolidated Group, the COMSAT Consolidated Group, or the Ascent Consolidated Group, as appropriate, if it would be so treated if it were a corporation.

                                ARTICLE XI

                         MISCELLANEOUS PROVISIONS

     1. COMSAT and Ascent agree that any information furnished one another pursuant to this Agreement is confidential and, except as, and to the extent, required during the course of an audit or litigation or otherwise required by law, shall not be disclosed to another person or entity.

     2. This Agreement shall be binding upon and inure to the benefit of any successor to any of the parties, by merger, acquisition of assets or otherwise, to the same extent as if the successor had been an original party to this Agreement.

     3. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles thereof.

     4. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party; provided, however, that for purposes of the foregoing, no Person shall be considered an Affiliate of a party if such Person is a member of another party's Group.

     5. This Agreement may be amended from time to time by agreement in writing executed by all the parties hereto or all of the parties then bound thereby. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior written and oral understandings with respect thereto.

     6. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be sufficiently given if personally delivered or if sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

          COMSAT:

          COMSAT Corporation
          6560 Rock Spring Drive
          Bethesda, Maryland  20817
          Attention:     Allen E. Flower
                         Vice President and Chief Financial Officer
          Telecopy No.:  (301) 214-7131

          With a copy (which shall not constitute notice) to:

          Warren Y. Zeger
          Vice President, General Counsel and Secretary
          COMSAT Corporation
          6560 Rock Spring Drive
          Bethesda, Maryland  20817
          Telecopy No.:  (301) 214-7128

and

          Ascent:

          Ascent Entertainment Group, Inc.
          One Tabor Center, Suite 2800
          1200 17th Street
          Denver, Colorado  80202
          Attention:    James A. Cronin, III
                        Chief Operating Officer
                        and Executive Vice President, Finance
          Telecopy No.: (303) 595-0823

          With a copy (which shall not constitute notice) to:

          Arthur M. Aaron
          Vice President, Business and Legal Affairs and Secretary Ascent Entertainment Group, Inc.
          One Tabor Center, Suite 2800
          1200 17th Street
          Denver, Colorado  80202
          Telecopy No.:  (303) 595-0127

or to such other address as either party may have furnished to the other in writing in accordance with this Section 7.

     7. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any terms, provisions, covenants and restrictions that may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     8. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

     9. This Agreement is solely for the benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

     10. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     11. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Combined Consolidated Group (including the election with respect to the calculation of earnings and profits under Code Section 1552 and the regulations thereunder).

     12. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

     13. Any ambiguities shall be resolved without regard to which party drafted the Agreement.


                                ARTICLE XII

                              EFFECTIVE DATE

     1. This Agreement shall become effective as of the Distribution Date, and shall not become effective if the Distribution does not take place. In the event the Distribution does not take place, the Tax Sharing Agreement shall continue with the same force and effect it would have had if this Agreement had not been entered into.

     2. If the Distribution takes place, this Agreement shall supersede the Tax Sharing Agreement. This Agreement shall terminate and be of no further force or effect only upon the expiration of all applicable statutes of limitations relating to Taxes that are the subject of a reimbursement, indemnification, or other payment obligation hereunder; provided, however, that the confidentiality provisions of Article XI, section 1 shall survive indefinitely.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives.

                             COMSAT CORPORATION



                              By:  /s/ A. E. Flower
                                   -------------------------
                                   Allen E. Flower
                                   Vice President and Chief
                                   Financial Officer


                              ASCENT ENTERTAINMENT GROUP, INC.



                              By:  /s/ James A. Cronin III
                                   -------------------------
                                   James A. Cronin, III
                                   Executive Vice President, Finance and
                                   Chief Operating Officer